UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 18, 2007

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51521 (Commission File Number)	52-1862719 (I.R.S. Employer Identification No.)

8211 TOWN CENTER DRIVE, BALTIMORE, MARYLAND	21236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 931-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Merger Agreement

On July 18, 2007, Williams Scotsman International, Inc. (the “Company”), a Delaware corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Ristretto Group S.a.r.l., a Luxembourg Company (“Ristretto”), Ristretto Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Ristretto (“Merger Sub”), and Ristretto Holdings SCA, a Luxembourg company, as guarantor (“Ristretto Holdings”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”).  As a result of the Merger, the Company will become a wholly-owned subsidiary of Ristretto and each outstanding share of the Company’s common stock (other than dissenting shares) will be converted into the right to receive $28.25 in cash, without interest.

The Board of Directors of the Company (the “Board”) unanimously approved and declared the advisability of the Merger Agreement and has resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including regarding (i) the operation of the business of the Company and its subsidiaries prior to the closing and (ii) the calling of a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement. Consummation of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by the Company’s stockholders and the expiration of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended.  The obligation of Ristretto to consummate the Merger is not conditioned on its obtaining financing.

Ristretto Holdings, which has guaranteed the obligations of Ristretto and Merger Sub under the Merger Agreement, is the parent of Algeco Group, a leading provider of space rental products and services in Europe.

The Merger Agreement provides for a “go-shop” period through 11:59 P.M. on August  17, 2007 (the “go-shop period”) during which the Company may actively solicit and negotiate Company Acquisition Proposals (as defined in the Merger Agreement).  If, during the go-shop period, the Company receives a written Company Acquisition Proposal that the Board believes in good faith is bona fide and could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), the Company may continue to negotiate with the person submitting that Company Acquisition Proposal after August 17, 2007.  After the go-shop period, the Company is subject to a “no-shop” provision, which restricts its ability to, among other things, solicit, discuss or negotiate Company Acquisition Proposals. However, the no-shop restriction does not apply (i) to any person that, during the go-shop period, makes a written Company Acquisition Proposal that the Board believes in good faith at the end of the go-shop period is bona fide and could reasonably be expected to result in a Superior Proposal or (ii) to any person that submits after the go-shop period an unsolicited written Company Acquisition

Proposal that the Board believes in good faith to be bona fide and the Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, constitutes or could reasonably be expected to result in a Superior Proposal.

The Company may terminate the Merger Agreement if it resolves to enter into a definitive agreement containing a Company Acquisition Proposal; provided that the Board determines in good faith (i) after consultation with its independent financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Superior Proposal and (ii) after consultation with its outside legal counsel, that failure to terminate the Merger Agreement would reasonably be expected to result in a breach by the Board of its fiduciary duties.  Prior to such termination the Board must provide Ristretto with three days notice that it is prepared to effect such resolution and negotiate with Ristretto during such three-day period regarding adjustments to the Merger Agreement. In connection with such termination or a termination in certain other circumstances, the Company must pay to Ristretto a $40 million fee (and reimburse Ristretto for up to $10 million of Ristretto’s documented expenses), except that if during the go-shop period the Company has entered into a definitive agreement in connection with a Company Acquisition Proposal that constitutes a Superior Proposal, the termination fee payable to Ristretto will be $25 million (and the documented expense reimbursement amount will be up to $7.5 million).

The Company or Ristretto may terminate the Merger Agreement if the requisite vote of the Company’s stockholders adopting the Merger Agreement is not obtained or if the Merger has not been consummated by December  31, 2007.

If the Merger Agreement is terminated pursuant to its terms, other than the fees and expenses mentioned above, there shall be no liability or obligation on the part of any party or any of their respective subsidiaries or affiliates, except for liabilities for damages resulting from Ristretto’s failure to pay the Merger consideration required to be paid pursuant to the Merger Agreement, related fees and expenses or certain required financings or repayments of existing indebtedness in accordance with the Merger Agreement or any party’s wilful and material breach of its representations, warranties, covenants or other agreements under the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Ristretto or any of their subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Ristretto entered into separate voting agreements (the “Voting Agreements”) with (a) Scotsman Partners, L.P. and (b) Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. These stockholders own approximately 27% of the outstanding shares of the Company’s common stock.  Under the terms of the Voting Agreements, these stockholders agreed, until the earlier to occur of the date (the “Termination Date”) (i) the Merger Agreement becomes effective and (ii) the Merger Agreement terminates in accordance with its terms, to vote all securities of the Company owned by them in favor of the adoption of the Merger Agreement.

These stockholders have also agreed, until the earlier to occur of (i) the obtaining of the Requisite Stockholder Vote (as defined in the merger Agreement) and (ii) the Termination Date, not to transfer any securities of the Company owned by them to third parties (other than to their affiliates who agree to be bound by the Voting Agreements).

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Voting Agreements, which are attached hereto as Exhibits 10.1 and 10.2 hereto and incorporated herein in by reference.

Item 8.01               Other Events

On July 19, 2007, the Company issued a press release announcing that the Board unanimously approved and declared the advisability of the Merger Agreement, as discussed in Item 1.01 above.

A copy of the press release is attached  hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5 are an Investor Q&A, an Employee Q&A, a Supplier Q&A and a Customer Q&A, respectively, which the Company issued on July 19, 2007 in connection with the Merger.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 18, 2007, by and among Williams Scotsman International, Inc., Ristretto Group S.a.r.l., Ristretto Acquisition Corp. and Ristretto Holdings SCA.
10.1	Voting Agreement, dated as of July 18, 2007, by and among Ristretto Group S.a.r.l., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P.
10.2	Voting Agreement, dated as of July 18, 2007, by and between Ristretto Group S.a.r.l. and Scotsman Partners, L.P.
99.1	Press Release, dated July 19, 2007.
99.2	Investor Q&A.
99.3	Employee Q&A.
99.4	Supplier Q&A.
99.5	Customer Q&A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 19, 2007

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ John B. Ross
Name: John B. Ross
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 18, 2007, by and among Williams Scotsman International, Inc., Ristretto Group S.a.r.l., Ristretto Acquisition Corp. and Ristretto Holdings SCA.
10.1	Voting Agreement, dated as of July 18, 2007, by and among Ristretto Group S.a.r.l., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P.
10.2	Voting Agreement, dated as of July 18, 2007, by and between Ristretto Group S.a.r.l. and Scotsman Partners, L.P.
99.1	Press Release, dated July 19, 2007.
99.2	Investor Q&A.
99.3	Employee Q&A.
99.4	Supplier Q&A.
99.5	Customer Q&A.